UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	January 13, 2005
Date of Earliest Event Reported:	January 11, 2005

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Pierce Road Itasca, Illinois		60143
(Address of principal executive offices)		(Zip Code)

(630) 773-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR    230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 11, 2005, the following principal officer resigned from his position:

Brian Anderson, resigned as executive vice president and chief financial officer.

On January 11, 2005, the following principal officer was elected:

Ted Crumley, elected as interim executive vice president and chief financial officer.  Mr. Crumley, 59, was first elected an officer of the company on May 10, 1990.  Mr. Crumley served as senior vice president and chief financial officer of the company from 1994 until 2004 and prior to that served as vice president and controller beginning in 1990.  Mr. Crumley has been providing transition services to the company since his resignation on November 11, 2004.

Item 8.01               Other Events.

On January 12, 2005, we announced that we will postpone the release of our earnings for the fourth quarter and full year 2004, pending the conclusion of our previously announced internal investigation into issues relating to our accounting for vendor income.  We also released additional information on the status of our internal investigation.  To date, our investigation has confirmed the claims by a vendor to our retail business that certain employees fabricated supporting documentation for approximately $3.3 million in claims billed to the vendor by us during 2003 and 2004.  In addition, we announced that, as a result of information discovered in the course of our investigation, we have expanded the scope of our investigation to include a review of the manner in which we recorded rebates and other payments from vendors for fiscal years 2003 and 2004.  The issues involved in this aspect of the investigation principally involve the proper timing for the recognition of such payments.  We expect to complete our investigation by the third full week of February, 2005, and to file with the SEC our Form 10-K for our 2004 fiscal year within the time period prescribed by the SEC.  In the same release, we also reaffirmed our intent to proceed with our previously announced share repurchases after financial results for 2004 have been reported.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the News Release, included as Exhibit 99.1 to this filing.  Exhibit 99.1 is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit 99.1	OfficeMax Incorporated News Release dated January 12, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICEMAX INCORPORATED

	By	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President, General
Counsel and Corporate Secretary
Date: January 13, 2005

EXHIBIT INDEX

Number	Description
99.1	OfficeMax Incorporated News Release dated January 12, 2005